EXHIBIT 99.1

News Release	AmSouth Bancorporation Post Office Box 11007 Birmingham, Alabama 35288

FOR IMMEDIATE RELEASE

Contact:	(Investment Community)	List Underwood	(205) 801-0265
	(News Media)	Rick Swagler	(205) 801-0105

To hear a webcast of the conference call with analysts at 2 p.m. CST, January 17, 2006, go to www.amsouth.com and click on the webcast link under “Message Center.” For supplemental financial information about the fourth quarter results, visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com/irrc.

AmSouth Reports Earnings for Fourth Quarter and 2005;

Net Income for 2005 Reaches Record $725.7 Million

BIRMINGHAM, Ala., Jan. 17, 2006 – AmSouth Bancorporation (NYSE: ASO) today reported earnings for the fourth quarter ended Dec. 31, 2005, of $.52 per diluted share, compared to $.49 per diluted share reported for the fourth quarter of 2004. Net income for the fourth quarter of 2005 was $182.1 million versus $176.9 million for the same period in 2004.

AmSouth’s fourth quarter performance resulted in a return on average equity of 20.4 percent, a return on average assets of 1.40 percent, and an efficiency ratio of 51.7 percent.

“AmSouth finished 2005 with record earnings for the year, highlighted by strong loan growth, solid deposit growth, and an expanding net interest margin in the fourth quarter,” said Dowd Ritter, AmSouth’s chairman, president and chief executive officer. “We intend to carry that strong momentum into this new year as we accelerate our expansion efforts in our fast-growing Florida markets.”

For the year, reported earnings were a record $725.7 million or $2.04 per diluted share, compared with $623.5 million or $1.74 per diluted share in 2004. Results for 2004 included charges related to a previously announced regulatory settlement. Excluding those expenses, earnings would have been $675.9 million or $1.89 per diluted share in 2004, resulting in earnings per share growth of 7.9 percent in 2005 (see Reconciliation of GAAP Amounts to Adjusted Amounts in the attached financial tables). Return on equity for 2005 was 20.4 percent, return on assets was 1.43 percent, and the efficiency ratio was 52.0 percent.

Net interest income in the fourth quarter grew to $392.2 million, or an annual rate of 18.6 percent compared with the prior quarter, and the net interest margin expanded 6 basis points during the quarter to 3.37 percent. Strong loan growth continued, particularly in Commercial Real Estate, which grew 19.9 percent, and Residential Mortgage lending, which grew 20.4 percent, compared with the fourth quarter of 2004. Low-cost deposits grew $2.5 billion or 11.4 percent during the same period.

Noninterest revenue, which includes earnings from service charges, trust, investment services, interchange, and other sources of fee income, was $216.9 million for the quarter. Noninterest expenses in the fourth quarter were $320.6 million, demonstrating disciplined expense control. Personnel costs, the largest single category of noninterest expense, increased only 2.0 percent over the same period in 2004.

Credit quality remained strong despite the effects of a single commercial credit, which was previously provided for, that was charged off in the quarter. Net charge-offs were 0.44 percent of average net loans in the fourth quarter, increasing 25 basis points compared with the third quarter of 2005. Without the effect of the single commercial credit, net charge-offs would have been 0.24 percent, a 5 basis point increase. The ratio of loan loss reserves to total loans was 1.02 percent at December 31, 2005.

Total nonperforming assets at December 31, 2005, were $122.9 million, or 0.34 percent of loans net of unearned income, foreclosed properties and repossessions, compared to $98.1 million, or 0.29 percent, in the previous quarter. The increase is due to leases to commercial airlines suffering well-publicized financial difficulties. Loans past due over 90 days were $86.1 million at the end of the quarter, reflecting an increase related to the effects of Hurricane Katrina.

For 2006, AmSouth management expects earnings per share for the full year to be in the range of $2.11 to $2.17, including the impact of the adoption of Statement of Financial Accounting Standard No. 123R. This statement includes, among other things, stock option expensing and is estimated to reduce earnings between $0.02 and $0.03 per share, which is reflected in the guidance above. This forecast generally assumes a stable economy, moderately rising interest rates and flat equity markets, as well as these factors:

•	Higher net interest income reflecting a relatively stable net interest margin; solid loan growth with disciplined pricing, coupled with continued strong low-cost deposit growth;

•	A continuation of strong core credit quality;

•	Steady growth in total noninterest revenues from current levels; and

•	Modest noninterest expense growth in the low to mid-single digits.

For supplemental financial information about the fourth quarter results, please refer to the Form 8-K filed by AmSouth with the Securities and Exchange Commission on January 17, 2006, or visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com.

About AmSouth

AmSouth is a regional bank holding company with over $52 billion in assets, more than 680 branch banking offices and more than 1,200 ATMs. AmSouth operates in Florida, Tennessee, Alabama, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Forward Looking Statements

Statements in this document that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ materially from those described in the forward-looking statements. Factors which could cause results to differ materially from current management expectations include, but are not limited to: specific factors described in the text of this document; the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; adverse changes in the financial performance and/or condition of AmSouth’s borrowers which could impact the repayment of such borrowers’ loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth’s operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and AmSouth’s success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Unaudited

AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands, except per share data)

						Percent Change Versus Prior			Percent Change Versus Prior
	Three Months Ended						YTD
	2005				2004		2005	2004
	December 31	September 30	June 30	March 31	December 31	Year	December 31	December 31	Year
EARNINGS SUMMARY
Net interest income	$392,150	$374,733	$378,643	$379,748	$379,212	3.4%	$1,525,274	$1,476,025	3.3%
Provision for loan losses	20,850	34,800	17,700	20,600	44,250	(52.9)%	93,950	127,750	(26.5)%

Net interest income after provision	371,300	339,933	360,943	359,148	334,962	10.8%	1,431,324	1,348,275	6.2%
Noninterest revenues	216,944	259,649	223,151	215,436	380,289	(43.0)%	915,180	1,032,142	(11.3)%
Noninterest expenses	320,559	336,905	314,942	319,517	460,416	(30.4)%	1,291,923	1,456,938	(11.3)%

Income before income taxes	267,685	262,677	269,152	255,067	254,835	5.0%	1,054,581	923,479	14.2%
Income taxes	85,552	82,349	84,553	76,422	77,978	9.7%	328,876	299,981	9.6%

Net income	$182,133	$180,328	$184,599	$178,645	$176,857	3.0%	$725,705	$623,498	16.4%

Earnings per common share - basic (a)	$0.52	$0.52	$0.52	$0.50	$0.50	4.0%	$2.07	$1.77	16.9%
Earnings per common share - diluted (a)	0.52	0.51	0.52	0.50	0.49	6.1%	2.04	1.74	17.2%
Cash dividends declared per common share	0.26	0.25	0.25	0.25	0.25	4.0%	1.01	0.97	4.1%
Average common shares outstanding - basic	347,201	349,346	352,054	354,299	355,072		350,702	352,684
Average common shares outstanding - diluted	351,811	354,654	357,026	358,812	360,286		355,554	357,952
End of period common shares outstanding	348,072	348,562	352,349	353,051	356,310		348,072	356,310

	Three Months Ended						YTD
	2005				2004		2005	2004
	December 31	September 30	June 30	March 31	December 31		December 31	December 31
KEY PERFORMANCE RATIOS
Average shareholders’ equity to average total assets	6.87%	7.06%	7.03%	7.04%	7.05%		7.00%	6.98%
End of period shareholders’ equity to end of period total assets	6.91	7.00	7.20	6.98	7.20		6.91	7.20
Return on average assets (annualized) (a)	1.40	1.41	1.47	1.44	1.42		1.43	1.30
Return on average shareholders’ equity (annualized) (a)	20.36	20.02	20.92	20.48	20.15		20.44	18.60
Net interest margin - taxable equivalent	3.37	3.31	3.40	3.45	3.43		3.38	3.47
Efficiency ratio (a)	51.71	52.22	51.41	52.72	59.77		52.01	57.12
Loans net of unearned income to total deposits	98.76	96.23	94.96	94.82	95.82		98.76	95.82
Book value per common share	$10.44	$10.26	$10.33	$9.89	$10.02		$10.44	$10.02
Tangible book value per common share	9.59	9.41	9.48	9.04	9.17		9.59	9.17

(a)	Ratios and earnings per share as adjusted for the third quarter 2004 settlement agreement and related professional fees are provided in the following table. These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.

2004
YTD December 31
Earnings per common share - basic, GAAP basis	$1.77
Adjustment for settlement agreement and related professional fees	0.15

Earnings per common share - basic, as adjusted	$1.92

Earnings per common share - diluted, GAAP basis	$1.74
Adjustment for settlement agreement and related professional fees	0.15

Earnings per common share - diluted, as adjusted	$1.89

Return on average assets (annualized), GAAP basis	1.30%
Adjustment for settlement agreement and related professional fees	0.11%

Return on average assets (annualized), as adjusted	1.41%

Return on average shareholders’ equity (annualized), GAAP basis	18.60%
Adjustment for settlement agreement and related professional fees	1.57%

Return on average shareholders’ equity (annualized), as adjusted	20.17%

Efficiency ratio, GAAP basis	57.12%
Adjustment for settlement agreement and related professional fees	(2.12)%

Efficiency ratio, as adjusted	55.00%

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

						Percent Change Versus Prior Year			Percent Change Versus Prior Year
	Three Months Ended						YTD
	2005				2004		2005	2004
	December 31	September 30	June 30	March 31	December 31		December 31	December 31
BALANCE SHEET INFORMATION AVERAGE BALANCES
Loans net of unearned income	$34,993,552	$33,765,529	$33,361,522	$33,208,549	$32,525,563	7.6%	$33,836,996	$31,241,987	8.3%
Total investment securities *	11,792,136	11,969,618	12,374,769	12,530,581	12,413,850	(5.0)%	12,164,213	12,264,785	(0.8)%
Interest-earning assets *	47,373,341	46,276,262	46,007,898	45,928,699	45,224,572	4.8%	46,400,178	43,801,691	5.9%
Total assets	51,673,254	50,635,581	50,341,297	50,296,110	49,535,521	4.3%	50,740,057	48,010,625	5.7%
Noninterest-bearing deposits	7,949,605	7,565,672	7,454,032	7,225,621	6,978,442	13.9%	7,550,762	6,561,938	15.1%
Interest-bearing deposits**	28,166,662	27,848,894	27,403,908	27,486,980	26,344,499	6.9%	27,728,809	25,453,038	8.9%
Total deposits**	36,116,267	35,414,566	34,857,940	34,712,601	33,322,941	8.4%	35,279,571	32,014,976	10.2%
Shareholders’ equity	3,548,566	3,572,805	3,540,078	3,538,378	3,491,181	1.6%	3,550,047	3,351,754	5.9%

*	Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.
**	Statement 133 valuation adjustments related to time deposits and other interest-bearing liabilities are included in other liabilities.

						Percent Change Versus Prior Year

	2005				2004
	December 31	September 30	June 30	March 31	December 31
BALANCE SHEET INFORMATION ENDING BALANCES
Loans net of unearned income	$35,897,939	$34,335,169	$33,533,382	$33,025,437	$32,801,337	9.4%
Total investment securities	11,669,483	11,855,712	12,245,731	12,571,502	12,510,675	(6.7)%
Interest-earning assets	48,072,394	46,779,359	46,191,133	45,815,651	45,453,317	5.8%
Total assets	52,607,110	51,105,385	50,546,831	50,011,458	49,548,371	6.2%
Noninterest-bearing deposits	8,233,137	8,022,022	7,687,525	7,500,430	7,182,806	14.6%
Interest-bearing deposits	28,115,245	27,658,103	27,626,183	27,328,090	27,049,973	3.9%
Total deposits	36,348,382	35,680,125	35,313,708	34,828,520	34,232,779	6.2%
Shareholders’ equity	3,634,577	3,577,455	3,638,225	3,491,722	3,568,841	1.8%

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

	2005				2004
	December 31	September 30	June 30	March 31	December 31
NONPERFORMING ASSETS
Nonaccrual loans*	$102,981	$80,421	$70,421	$87,255	$88,488
Foreclosed properties	17,667	15,853	17,791	23,258	19,609
Repossessions	2,274	1,869	1,755	2,208	2,498

Total nonperforming assets*	$122,922	$98,143	$89,967	$112,721	$110,595

Nonperforming assets to loans net of unearned income, foreclosed properties and repossessions	0.34%	0.29%	0.27%	0.34%	0.34%

Accruing loans 90 days past due	$86,109	$52,404	$49,185	$50,718	$51,117

* Exclusive of accruing loans 90 days past due

	2005				2004
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$384,647	$365,626	$366,836	$366,774	$381,255
Loans charged off	(47,314)	(23,926)	(27,170)	(29,679)	(44,277)
Recoveries of loans previously charged off	8,512	8,147	9,528	10,598	11,146

Net Charge-offs	(38,802)	(15,779)	(17,642)	(19,081)	(33,131)
Addition to allowance charged to expense	20,850	34,800	17,700	20,600	44,250
Reduction of allowance related to sold loans	-0-	-0-	(1,268)	(1,457)	(25,600)

Balance at end of period	$366,695	$384,647	$365,626	$366,836	$366,774

Allowance for loan losses to loans net of unearned income	1.02%	1.12%	1.09%	1.11%	1.12%
Net charge-offs to average loans net of unearned income *	0.44%	0.19%	0.21%	0.23%	0.41%
Allowance for loan losses to nonperforming loans**	356.08%	478.29%	519.20%	420.42%	414.49%
Allowance for loan losses to nonperforming assets**	298.32%	391.93%	406.40%	325.44%	331.64%

*	Annualized
**	Exclusive of accruing loans 90 days past due

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AmSouth Bancorporation

RECONCILIATION OF GAAP AMOUNTS TO ADJUSTED AMOUNTS

($ in thousands, except per share data)

	Year-to-Date December 31, 2004
	Income Before Income Taxes	Net Income	Earnings per common share	Earnings per common share - diluted
Results as reported on a GAAP basis	$923,479	$623,498	$1.77	$1.74
Costs incurred under settlement agreement and related professional fees*	53,972	52,443	0.15	0.15

Results as adjusted	$977,451	$675,941	$1.92	$1.89

*	These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.